Exhibit 1.1

UNDERWRITING AGREEMENT

between

ADAMAS ONE CORP.

(the “Company”)

and

ALEXANDER CAPITAL, L.P.

(the “Representative”)

ADAMAS ONE CORP.

UNDERWRITING AGREEMENT

 December 6, 2022

Alexander Capital, L.P.
17 State Street
New York, New York 10004

Ladies and Gentlemen:

The undersigned, ADAMAS ONE CORP., a corporation formed under the laws of the State of Nevada (the “Company”), hereby confirms its agreement (this “Agreement”) with Alexander Capital, L.P. (the “Representative”), and with the other underwriters named on Schedule 1 hereto for which the Representative is acting as representative (the Representative and such other underwriters being collectively called the “Underwriters” and, individually, an “Underwriter”) as follows:

1. Purchase and Sale of Shares.

1.1. Firm Shares.

1.1.1.  Purchase of Firm Shares. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the several Underwriters, severally and not jointly, and the Underwriters agree to purchase from the Company, severally and not jointly, an aggregate of 2,450,000 shares (“Firm Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”) as set forth opposite their respective names on Schedule 1 hereto, at a purchase price (net of discounts and commissions) of $4.14 per Firm Share, being equal to 92% of the public offering price of the Firm Shares of $4.50. The Firm Shares are to be offered initially to the public at the offering price set forth on the cover page of the Prospectus (as defined in Section 2.1.1 hereof).

1.1.2. Payment and Delivery. Delivery and payment for the Firm Shares shall be made at 10:00 a.m., Eastern time, on the second (2nd) Business Day (as defined below) following the effective date (the “Effective Date”) of the Registration Statement (as defined in Section 2.1.1 below) (or the third (3rd) Business Day following the Effective Date if the Registration Statement is declared effective after 4:01 p.m., Eastern time) or at such other time as shall be agreed upon by the Representative and the Company, at the offices of Carmel, Milazzo & Feil LLP, counsel to the Underwriters, or at such other place (or remotely by facsimile or other electronic transmission) as shall be agreed upon by the Representative and the Company. The hour and date of delivery and payment for the Firm Shares is called the “Closing Date.” Payment for the Firm Shares shall be made on the Closing Date by wire transfer in Federal (same day) funds, payable to the order of the Company upon delivery to the Representative of certificates (in form and substance satisfactory to the Representative) representing the Firm Shares (or through the facilities of the Depository Trust Company (“DTC”)) for the account of the Underwriters. The Firm Shares shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) Business Days prior to the Closing Date. The Company will permit the Representative to examine and package the Firm Shares for delivery, at least one (1) full Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Shares except upon tender of payment by the Representative for all of the Firm Shares. The term “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or any other day on which commercial banks in The City of New York, New York, are authorized or required by law to remain closed; provided, however, that, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home,” “shelter-in-place,” “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York, New York, are generally are open for use by customers on such day.

1.2. Over-Allotment Option.

1.2.1. Option Shares. The Company hereby grants to the Underwriters an option to purchase up to 367,500 additional shares of Common Stock, representing fifteen percent (15%) of the Firm Shares sold in the offering (the “Option Shares”), from the Company (the “Over-Allotment Option”). The Option Shares shall be identical in all respects to the Firm Shares. The Option Shares shall be purchased for the account of each of the several Underwriters in the same proportion as the number of Firm Shares, set forth opposite such Underwriter’s name on Schedule 1 hereto, bears to the total number of Firm Shares (subject to adjustment by the Representative to eliminate fractions). No Option Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered. The right to purchase the Option Shares, or any portion thereof, may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representative to the Company. The purchase price to be paid per Option Share shall be equal to the price per Firm Share set forth in Section 1.1.1 hereof. The Firm Shares and the Option Shares are hereinafter referred to together as the “Public Securities.” The offering and sale of the Public Securities is herein referred to as the “Offering.”

1.2.2. Exercise of Option. The Over-Allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Shares within 45 days after the Closing Date. The Underwriters shall not be under any obligation to purchase any Option Shares prior to the exercise of the Over-Allotment Option. The Over-Allotment Option granted hereby may be exercised by the giving of oral notice to the Company by the Representative, which must be confirmed in accordance with Section 9.1 hereof setting forth the number of Option Shares to be purchased and the date and time for delivery of and payment for the Option Shares (the “Option Closing Date”), which shall not be later than five (5) full Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of Carmel, Milazzo & Feil LLP or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Representative. If such delivery and payment for the Option Shares does not occur on the Closing Date, the Option Closing Date will be as set forth in the notice. Upon exercise of the Over-Allotment Option with respect to all or any portion of the Option Shares, subject to the terms and conditions set forth herein, the Company shall become obligated to sell to the Underwriters the number of Option Shares specified in such notice and, subject to the terms and conditions set forth herein, the Underwriters, acting severally and not jointly, shall purchase the number of Option Shares specified in such notice.

1.2.3. Payment and Delivery. Payment for the Option Shares shall be made on the Option Closing Date by wire transfer in Federal (same day) funds, payable to the order of the Company upon delivery to the Representative of certificates (in form and substance satisfactory to the Representative) representing the Option Shares (or through the facilities of DTC) for the account of the Underwriters. The Option Shares shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) full Business Days prior to the Option Closing Date. The Company will permit the Representative to examine and package the Option Shares for delivery, at least one (1) full Business Day prior to the Option Closing Date. The Company shall not be obligated to sell or deliver the Option Shares except upon tender of payment by the Representative for applicable Option Shares.

1.3. Representative’s Warrants.

1.3.1. Purchase Warrants. The Company hereby agrees to issue and sell to the Representative (and/or its designees) on the Closing Date a warrant (“Representative’s Warrant”) for the purchase of an aggregate of 147,000 shares of Common Stock, representing 6.0% of the aggregate number of shares of Common Stock sold in the Offering pursuant to a warrant agreement, substantially in the form attached as Exhibit A hereto (the “Representative’s Warrant Agreement”). The Representative’s Warrant shall be exercisable, in whole or in part, commencing on a date which is six (6) months after the Effective Date and expiring on the five-year anniversary of the Effective Date at an initial exercise price per share of Common Stock of $5.625, which is equal to 125.0% of the initial public offering price of the Firm Shares. The Representative’s Warrant Agreement and the Common Stock issuable upon exercise thereof are hereinafter referred to together as the “Representative’s Securities.” The Representative understands and agrees that there are significant restrictions pursuant to FINRA Rule 5110 upon transfer of the Representative’s Warrant and the Common Stock issuable upon exercise of the Representative’s Warrant during the one hundred eighty (180) day period after the Effective Date and by its acceptance thereof shall agree that it will not sell, transfer, assign, pledge or hypothecate the Representative’s Warrant, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of one hundred eighty (180) days beginning on the date of commencement of sales of the public equity offering to anyone other than (i) an Underwriter or a selected dealer in connection with the Offering, or (ii) a bona fide officer or partner of the Representative or of any such Underwriter or selected dealer; and only if any such transferee agrees to the foregoing restrictions and those in the Representative’s Warrant Agreement. The Underwriters’ warrants may be exercised as to all or a lesser number of shares and will provide for cashless exercise and will contain one-time demand and “piggyback” registration rights and customary anti-dilution provisions consistent with FINRA Rule 5110.

1.3.2. Delivery. Delivery of the Representative’s Warrants shall be made on the Closing Date and shall be issued in the name or names and in such authorized denominations as the Representative may request in writing.

2. Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as of the Applicable Time (as defined below), as of the Closing Date and as of the Option Closing Date, if any, as follows:

2.1. Filing of Registration Statement.

2.1.1. Pursuant to the Securities Act. The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement, and any amendment or amendments thereto, on Form S-1 (File No. 333-265344), including any related prospectus or prospectuses, for the registration of the Public Securities and the Common Stock issuable upon exercise of the Representative’s Warrant under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Securities Act and the rules and regulations of the Commission under the Securities Act (the “Securities Act Regulations”). Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement became effective (including the Preliminary Prospectus included in the registration statement, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of the Effective Date pursuant to paragraph (b) of Rule 430A of the Securities Act Regulations (the “Rule 430A Information”)), is referred to herein as the “Registration Statement.” If the Company files any registration statement pursuant to Rule 462(b) of the Securities Act Regulations, then after such filing, the term “Registration Statement” shall include such registration statement filed pursuant to Rule 462(b). The Registration Statement has been declared effective by the Commission on the date hereof.

Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “Preliminary Prospectus.” The Preliminary Prospectus, subject to completion, dated November 9, 2022, that was included in the Registration Statement immediately prior to the Applicable Time is hereinafter called the “Pricing Prospectus.” The final prospectus in the form first furnished to the Underwriters for use in the Offering is hereinafter called the “Prospectus.” Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement.

“Applicable Time” means 5:00 p.m., Eastern time, on the date of this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the Securities Act Regulations) relating to the Public Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Public Securities or of the Offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433(h)(5) under the Securities Act (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule 3-B hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Pricing Disclosure Package” means any Issuer General Use Free Writing Prospectus issued at or prior to the Applicable Time, the Pricing Prospectus and the information included on Schedule 3-A hereto, all considered together.

2.1.2. Pursuant to the Exchange Act. The Company has filed with the Commission a Form 8-A (File No. 001-41560) providing for the registration pursuant to Section 12(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Common Stock. The registration of the Common Stock under the Exchange Act has been declared effective by the Commission on or prior to the date hereof. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration.

2.2. Stock Exchange Listing. The Common Stock has been approved for listing on The Nasdaq Capital Market (the “Exchange”), subject only to official notice of issuance, and the Company has taken no action designed to, or likely to have the effect of, delisting the Common Stock from the Exchange, nor has the Company received any notification that the Exchange is contemplating terminating such listing except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

2.3. No Stop Orders, etc. Neither the Commission nor, to the Company’s knowledge, any state regulatory authority has issued any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus or has instituted or, to the Company’s knowledge, threatened to institute, any proceedings with respect to such an order. The Company has complied with each request (if any) from the Commission for additional information. For purposes of this Agreement, the terms “Company’s knowledge” or “known to the Company” or phrases having a similar meaning, shall be defined as the actual knowledge of the Company’s board of directors and named executive officers.

2.4. Disclosures in Registration Statement.

2.4.1. Compliance with Securities Act and 10b-5 Representation.

(i) At the time of effectiveness of the Registration Statement (or at the time of any post-effective amendment to the Registration Statement) and at all times subsequent thereto up to the Closing Date and the Option Closing Date, if any, the Registration Statement, the Preliminary Prospectus and the Prospectus do and will contain all material statements that are required to be stated therein in accordance with the Securities Act and the Securities Act Regulations, and did or will, in all material respects, conform to the requirements of the Securities Act and the Securities Act Regulations. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations. Each Preliminary Prospectus, including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations. Each Preliminary Prospectus delivered to the Underwriters for use in connection with this Offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to the Commission’s EDGAR filing system (“EDGAR”), except to the extent permitted by Regulation S-T promulgated under the Securities Act (“Regulation S-T”).

(ii) Neither the Registration Statement nor any amendment thereto, at its effective time, as of the Applicable Time, at the Closing Date or at any Option Closing Date (if any), contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iii) The Pricing Disclosure Package, as of the Applicable Time, at the Closing Date and at any Option Closing Date (if any), did not, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Limited Use Free Writing Prospectus does not conflict in any material respect with the information contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, and each such Issuer Limited Use Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Representative expressly for use in the Registration Statement, the Pricing Prospectus or the Prospectus or any amendment thereof or supplement thereto. The parties acknowledge and agree that such information provided by or on behalf of any Underwriter consists solely of the following: the names of the Underwriters and the information contained in the table in the subsection “Underwriting Discounts and Expenses,” and in the subsections “Trading Market” and “Market Making Activities” contained in the “Underwriting” section of the Prospectus (the “Underwriters’ Information”).

(iv) Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Date or at any Option Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to the Underwriters’ Information.

2.4.2. Disclosure of Agreements. The agreements and documents described in the Registration Statement, the Pricing Disclosure Package and the Prospectus conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it or any of its properties is or may be bound or affected and that is (i) referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or (ii) material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder except for such defaults that would not reasonably be expected to result in a Material Adverse Change (as defined in Section 2.5.1 below). To the best of the Company’s knowledge, performance by the Company of the provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses (each, a “Governmental Entity”), including, without limitation, those relating to environmental laws and regulations except for such violations that would not reasonably be expected to result in a Material Adverse Change.

2.4.3. Prior Securities Transactions. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by or under common control with the Company, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Preliminary Prospectus.

2.4.4. Regulations. The disclosures in the Registration Statement, the Pricing Disclosure Package and the Prospectus concerning the effects of material applicable federal, state, local and any applicable foreign laws, rules and regulations relating to the Offering and the Company’s business as currently conducted or contemplated are correct and complete in all material respects and no other such laws, rules or regulations are required to be disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus which are not so disclosed.

2.4.5. No Other Distribution of Offering Materials. The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the Offering other than any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus and other materials, if any, permitted under the Securities Act and consistent with Section 3.2 below.

2.5. Changes After Dates in Registration Statement.

2.5.1. No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as otherwise specifically stated therein: (i) there has been no material adverse change in the financial condition or results of operations of the Company on a consolidated basis, or its business or assets nor, to the Company’s knowledge, any change or development that, individually or in the aggregate, would have a material adverse effect on the condition (financial or otherwise), results of operations, business, assets or prospects of the Company (a “Material Adverse Change”); (ii) there have been no material transactions entered into by the Company except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, other than as contemplated pursuant to this Agreement; and (iii) no executive officer or director of the Company has resigned from any position with the Company.

2.5.2. Recent Securities Transactions, etc. Subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and except as may otherwise be indicated or contemplated herein or disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not: (i) issued any securities, other than shares issued or issuable pursuant to then outstanding convertible securities, which in each case were disclosed in the Prospectus, Pricing Disclosure Package or the Registration Statement, or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

2.6. Disclosures in Commission Filings. None of the Company’s filings with, or other documents furnished to, the Commission contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to the Underwriters’ Information. The Company has made all filings with the Commission required under the Exchange Act and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act Regulations”).

2.7. Independent Accountants. Semple, Marchal & Cooper, LLP (the “Auditor”), whose report is filed with the Commission as part of the Registration Statement, the Pricing Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the Securities Act Regulations and is currently registered and in good standing with the Public Company Accounting Oversight Board (“PCAOB”), including the rules and regulations promulgated by such entity. The Auditor has not, during the periods covered by the financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, provided to the Company any non-audit services, within the meaning of such term in Section 10A(g) of the Exchange Act.

2.8. Financial Statements, etc. The financial statements, including the notes thereto and supporting schedules (if any) included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, fairly in all material respects present the balance sheets, the statements of operations, statements of stockholders’ equity (deficits) and the statements of cash flows of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved (provided that unaudited interim financial statements are subject to year-end audit adjustments that are not expected to be material in the aggregate and do not contain all footnotes required by GAAP); and the supporting schedules, if any, included in the Registration Statement present fairly in all material respects the information required to be stated therein. Except as included therein, no other historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus under the Securities Act or the Securities Act Regulations. The “as adjusted” financial information and the related notes, if any, included in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been properly compiled and prepared in accordance with the applicable requirements of the Securities Act and the Securities Act Regulations and present fairly in all material respects the information shown therein, and, in the judgment of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, materially comply with Regulation G of the Exchange Act and Item 10(e) of Regulation S-K of the Securities Act, to the extent applicable. The Registration Statement, the Pricing Disclosure Package and the Prospectus disclose all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (a) since the date of the last balance sheet included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its direct or indirect subsidiaries, including each entity disclosed or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus as being a subsidiary of the Company (each, a “Subsidiary” and, collectively, the “Subsidiaries”), has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock, (c) there has not been any change in the capital stock of the Company or any of its Subsidiaries, or, other than in the ordinary course of business, any grants under any stock compensation plan, and (d) there has not been any Material Adverse Change in the Company’s long-term or short-term debt. The Company represents that it has no direct or indirect subsidiaries.

2.9. Authorized Capital; Options, etc. The Company had, at the date or dates indicated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the duly authorized, issued and outstanding capitalization as set forth therein. Based on the assumptions stated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company will have on the Closing Date or on the Option Closing Date, as the case may be, the adjusted stock capitalization set forth therein. Except as set forth in, or contemplated by, the Registration Statement, the Pricing Disclosure Package and the Prospectus, on the Effective Date, as of the Applicable Time and on the Closing Date and any Option Closing Date, there will be no stock options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued shares of Common Stock of the Company or any security convertible into or exercisable for any class of capital stock of the Company, or any contracts or commitments to issue or sell any class of capital stock or any such options, warrants, rights or convertible securities.

2.10. Valid Issuance of Securities, etc.

2.10.1. Outstanding Securities. All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission or the ability to require the Company to repurchase such securities with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights, rights of first refusal or rights of participation of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized shares of Common Stock conform in all material respects to all statements relating thereto contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus. All offers and sales of the outstanding Common Stock, options, warrants and other rights to purchase or exchange such securities for shares of Common Stock were at all relevant times either registered under the Securities Act and the applicable state securities or “blue sky” laws or based in part on the representations and warranties of the purchasers of such shares or other securities, exempt from such registration requirements. The Company has no stock option, stock bonus and other stock or equity compensation plans or arrangements.

2.10.2. Securities Sold Pursuant to this Agreement. The Public Securities and Representative’s Securities have been duly authorized for issuance and sale and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof will not be subject to personal liability by reason of being such holders; the Public Securities and Representative’s Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Public Securities and Representative’s Securities has been duly and validly taken. The Public Securities and Representative’s Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

2.11. Registration Rights of Third Parties. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no holders of any securities of the Company or any options, warrants, rights or other securities exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Securities Act or to include any such securities in a registration statement to be filed by the Company.

2.12. Validity and Binding Effect of Agreements. Each of this Agreement and the Representative’s Warrant Agreement has been duly and validly authorized by the Company, and, when executed and delivered by the Company, will constitute, the legal valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except in each case: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.13. No Conflicts, etc. The execution, delivery and performance by the Company of this Agreement, the Representative’s Warrant Agreement and all other documents ancillary hereto and thereto, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in any violation of the provisions of the Company’s Certificate of Incorporation (as amended or restated from time to time, the “Charter”) or the bylaws of the Company (the “Bylaws”); (ii) result in a material breach or violation of, or conflict in any material respect with any of the terms and provisions of, or constitute a material default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party or as to which any property of the Company is subject; or (iii) violate any applicable law, rule, regulation, judgment, order or decree of any Governmental Entity as of the date hereof; except in the case of clause (iii) above, for those violations, which (individually or in the aggregate) have not resulted, or would not reasonably be expected to result, in a Material Adverse Change.

2.14. No Defaults; Violations. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject, except, in each case, for those defaults which have not resulted, or would not reasonably be expected to result, in a Material Adverse Change. The Company is not in violation of any franchise, license, permit, applicable law, rule, regulation, judgment, order or decree of any Governmental Entity, except for such that which have not resulted, or would not reasonably be expected to result, in a Material Adverse Change.

2.15. Corporate Power; Licenses; Consents.

2.15.1. Conduct of Business. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates, and permits (collectively, “Authorizations”) of and from all Governmental Entities required as of the date hereof for the Company to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except with respect to the State of South Carolina, and in each such case where the failure to have such Authorizations has not resulted, and would not reasonably be expected to result, in a Material Adverse Change.

2.15.2. Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement and the Representative’s Warrant Agreement and to carry out the provisions and conditions hereof and thereof, and all Authorizations required in connection therewith have been obtained. No Authorization of, and no filing with, any Governmental Entity is required for the valid issuance, sale and delivery of the Public Securities and the Representative’s Securities and the consummation of the transactions and agreements contemplated by this Agreement and the Representative’s Warrant Agreement and as contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, except with respect to applicable federal and state securities, the rules of The Nasdaq Stock Market, LLC and the rules and regulations of FINRA.

2.16. D&O Questionnaires. All information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors and officers prior to the Offering (the “Insiders”) as supplemented by all information concerning the Company’s directors and officers set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus provided to the Representative and its counsel, is, to the knowledge of the Company, true and correct and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires to become materially inaccurate or incomplete in any material respect.

2.17. Litigation; Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened, against, or involving the Company or, to the Company’s knowledge, any executive officer or director which has not been disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or in connection with the Company’s listing application for the listing of the Public Securities on the Exchange, which individually or in the aggregate, if determined adversely to the Company would reasonably be expected to have a Material Adverse Change.

2.18. Good Standing. The Company has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of the State of Nevada, as of the date hereof. The Company is duly qualified to do business and is in good standing as a foreign corporation in each other jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except in the State of South Carolina where the failure to be so qualified or in good standing, individually or in the aggregate, has not resulted and would not reasonably be expected to result in a Material Adverse Change.

2.19. Insurance. On the Closing Date the Company will carry or will be entitled to the benefits of insurance (including, without limitation, directors’ and officers’ insurance), with reputable insurers, in such amounts and covering such risks which the Company believes are adequate, and all such insurance is in full force and effect, except where the failure to maintain such insurance has not resulted, and would not reasonably be expected to result in a Material Adverse Change. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Change.

2.20 Transactions Affecting Disclosure to FINRA.

2.20.1. Finder’s Fees. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or, to the Company’s knowledge, any Insider with respect to the sale of the Public Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its stockholders that may affect the Underwriters’ compensation, as determined by FINRA and, neither the Company nor, to the Company’s knowledge any Insider has paid any moneys or other compensation or issued any securities to any member of FINRA, or to any affiliate or associate of such a member, or to any person in consideration for such person raising funds for the Company, or providing consulting services to the Company regarding this Offering and no such compensation has heretofore been paid to any third party regarding this Offering.

2.20.2. Payments Within Twelve (12) Months. Except as disclosed in writing to the Representative or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not made any direct or indirect payments in connection with the Offering (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve (12) months prior to the Effective Date, other than the payment to the Underwriters as provided hereunder in connection with the Offering.

2.20.3. Use of Proceeds. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

2.20.4. FINRA Affiliation. To the Company’s knowledge, there is no (i) officer or director of the Company, (ii) to the Company’s knowledge, beneficial owner of 10% or more of any class of the Company’s securities or (iii) beneficial owner of the Company’s unregistered equity securities, who acquired any equity securities of the Company during the 180-day period immediately preceding the filing of the Registration Statement that is an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA).

2.20.5. Information. All information provided by the Company in its FINRA questionnaire to counsel to the Underwriters specifically for use in connection with its public offering system (“Public Offering System”) filings (and related disclosure) with FINRA is true, correct and complete in all material respects.

2.21. Foreign Corrupt Practices Act. None of the Company and its Subsidiaries or, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries or any other person acting on behalf of the Company or any of its Subsidiaries, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any Governmental Entity (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a Material Adverse Change or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

2.22. Compliance with OFAC. None of the Company and its Subsidiaries or, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company and its Subsidiaries or any other person acting on behalf of the Company and its Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), and the Company will not, directly or indirectly, use the proceeds of the Offering hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

2.23 Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, including the Money Laundering Control Act of 1986, as amended, and the rules and regulations thereunder and any related or similar money laundering statutes, rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company with respect to Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

2.24 Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to the Representative or to counsel to the Underwriters on the Closing Date or on the Option Closing Date shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2.25. Lock-Up Agreements. Schedule 4 hereto contains a complete and accurate list of the Company’s officers, directors and each owner of 5% or more of the Company’s outstanding Common Stock (or securities convertible, exchangeable or exercisable into Common Stock) (collectively, the “Lock-Up Parties”). The Company has caused each of the Lock-Up Parties to deliver to the Representative an executed Lock-Up Agreement, substantially in the form of  Exhibit B hereto (the “Lock-Up Agreement”), prior to the execution of this Agreement.

2.26. Subsidiaries. Each of the direct and indirect Subsidiaries of the Company is duly organized or incorporated as applicable and in good standing under the laws of its place of organization or incorporation, and each such Subsidiary is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a Material Adverse Change on the assets, business or operations of the Company and its Subsidiaries taken as a whole. The Company’s ownership and control of each Subsidiary is as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

2.27. Related Party Transactions. There are no business relationships or related party transactions involving the Company or any other person required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus that have not been described as required.

2.28. Board of Directors. The Board of Directors of the Company is comprised of the persons set forth under the heading of the Pricing Prospectus and the Prospectus captioned “Management.” The qualifications of the persons serving as board members and the overall composition of the board comply with the Exchange Act, the Exchange Act Regulations, the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder (the “Sarbanes-Oxley Act”) applicable to the Company and the listing rules of the Exchange. At least one member of the Audit Committee of the Board of Directors of the Company qualifies as an “audit committee financial expert,” as such term is defined under Regulation S-K and the listing rules of the Exchange. In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent,” as defined under the listing rules of the Exchange.

2.29. Sarbanes-Oxley Compliance.

2.29.1. Disclosure Controls. The Company has taken all necessary actions to ensure that, in the time periods required, the Company will comply in all material respects with Rule 13a-15 or 15d-15 under the Exchange Act Regulations, and such controls and procedures will be effective to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents.

2.29.2. Compliance. The Company is and at the Applicable Time and on the Closing Date will be, in material compliance with the provisions of the Sarbanes-Oxley Act applicable to it, and has implemented or will implement such programs and has taken reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all of the material provisions of the Sarbanes-Oxley Act then applicable to it.

2.30. Accounting Controls. The Company and its Subsidiaries are in the process of establishing systems of “internal control over financial reporting” (as defined under Rules 13a-15 and 15d-15 under the Exchange Act Regulations) that will comply in all material respects with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company is not aware of any material weaknesses in its internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are known to the Company’s management and that have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud known to the Company’s management, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

2.31. No Investment Company Status. The Company is not and, after giving effect to the Offering and the application of the net proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be, required to register as an “investment company,” as defined in the Investment Company Act of 1940, as amended.

2.32. No Labor Disputes. No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is threatened. The Company is not aware that any key employee or significant group of employees of the Company plans to terminate employment with the Company.

2.33. Intellectual Property Rights. The Company and each of its Subsidiaries owns or possesses or has valid rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property Rights”) described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and necessary for the conduct of the business of the Company and each of its Subsidiaries as currently carried on and as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. To the knowledge of the Company and except as may be disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no action or use by the Company or any of its Subsidiaries necessary for the conduct of its business as currently carried on and as described in the Registration Statement and the Prospectus will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property Rights of others. Neither the Company nor any of its Subsidiaries has received any notice alleging any such infringement, fee or conflict with asserted Intellectual Property Rights of others. Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change (A) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any of the Intellectual Property Rights owned by the Company; (B) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the rights of the Company in or to any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim, that would, individually or in the aggregate, together with any other claims in this Section 2.33, reasonably be expected to result in a Material Adverse Change; (C) the Intellectual Property Rights owned by the Company and, to the knowledge of the Company, the Intellectual Property Rights licensed to the Company have not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 2.33, reasonably be expected to result in a Material Adverse Change; (D) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates or otherwise violates any Intellectual Property Rights or other proprietary rights of others, the Company has not received any written notice of such claim and the Company is unaware of any other facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims referred to in this Section 2.33, reasonably be expected to result in a Material Adverse Change; and (E) to the Company’s knowledge, no employee of the Company is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company, or actions undertaken by the employee while employed with the Company and could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change. To the Company’s knowledge, all material technical information developed by and belonging to the Company which has not been patented has been kept confidential. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus and are not described therein. To the knowledge of the Company, none of the technology employed by the Company has been obtained or is knowingly being used by the Company in material violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of its officers, directors or employees, or otherwise in material violation of the rights of any persons.

2.34. Taxes. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Change, each of the Company and its Subsidiaries has: (i) filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof; and (ii) paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or any of its Subsidiaries. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as disclosed in writing to the Underwriters, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its Subsidiaries, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its Subsidiaries. There are no tax liens against the assets, properties or business of the Company or its Subsidiaries other than liens for taxes not yet delinquent or being contested in good faith by appropriate proceedings and for which reserves in accordance with GAAP have been established in the Company’s books and records. The term “taxes” means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements and other documents required to be filed in respect to taxes.

2.35. ERISA Compliance. The Company and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company or its “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates. No “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

2.36. Compliance with Laws. Each of the Company and each Subsidiary: (A) is and at all times has been in compliance with all statutes, rules, or regulations applicable to the business of the Company as currently conducted (“Applicable Laws”), except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change; (B) has not received any warning letter or other correspondence or notice from any Governmental Entity alleging or asserting noncompliance with any Applicable Laws or any Authorizations; (C) possesses all material Authorizations and such Authorizations are valid and in full force and effect and are not in material violation of any term of any such Authorizations; (D) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Entity or third party alleging that any activity conducted by the Company is in violation of any Applicable Laws or Authorizations and has no knowledge that any such Governmental Entity or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) has not received notice that any Governmental Entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such Governmental Entity is considering such action; and (F) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission).

2.37. Emerging Growth Company. From the time of the initial submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly in or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act. The Company has not (i) alone engaged in any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the written consent of the Representative and with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company confirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications.

2.38. Environmental Laws. The Company is in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses (“Environmental Laws”), except where the failure to comply would not, singularly or in the aggregate, result in a Material Adverse Change. There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which would not have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Change; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company has knowledge, except for any such disposal, discharge, emission, or other release of any kind which would not have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Change.

2.39. Title to Property. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its Subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company and its Subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, security interests, claims and defects that do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or its Subsidiaries; and all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

2.40. Contracts Affecting Capital. There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 under the Securities Act) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company’s or its Subsidiaries’ liquidity or the availability of or requirements for their capital resources required to be described or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus which have not been described or incorporated by reference as required.

2.41. Loans to Directors or Officers. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company or its Subsidiaries to or for the benefit of any of the officers or directors of the Company, its Subsidiaries, or any of their respective family members, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

2.42.  Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the Effective Date and at the time of any amendment thereto, at the earliest time thereafter that the Company or the Underwriter made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Public Securities and at the Effective Date, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

2.43. Smaller Reporting Company. As of the time of filing of the Registration Statement, the Company was a “smaller reporting company,” as defined in Rule 12b-2 of the Exchange Act Regulations.

2.44. Industry Data. The statistical and market-related data included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

2.45. Electronic Road Show. The Company has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) of the Securities Act Regulations such that no filing of any “road show” (as defined in Rule 433(h) of the Securities Act Regulations) is required in connection with the Offering.

2.46. Margin Securities. The Company owns no “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of Offering will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Common Stock to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

2.47. Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

2.48. Integration. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering to be integrated with prior offerings by the Company for purposes of the Securities Act that would require the registration of any such securities under the Securities Act.

2.49. Confidentiality and Non-Competition. To the Company’s knowledge, no director, officer, key employee or consultant of the Company or any Subsidiary is subject to any confidentiality, non-disclosure, non-competition agreement or non-solicitation agreement with any employer (other than the Company) or prior employer that could materially affect his or her ability to be and act in his or her respective capacity of the Company or such Subsidiary or reasonably be expected to result in a Material Adverse Change.

2.50. Corporate Records. The minute books of the Company have been made available to the Representative and counsel to the Underwriters and such books (i) contain minutes of all material meetings and actions of the Board of Directors (including each board committee) and stockholders of the Company, and (ii) reflect all material transactions referred to in such minutes.

2.51. Diligence Materials. The Company has provided to the Representative and counsel to the Underwriters all materials required or necessary to respond in all material respects to the diligence request submitted to the Company or its counsel by the Representative.

2.52. Stabilization. Neither the Company nor, to its knowledge, any of its employees, directors or stockholders (without the consent of the Representative) has taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under Regulation M of the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Securities.

3. Covenants of the Company. The Company covenants and agrees as follows:

3.1. Amendments to Registration Statement. The Company shall deliver to the Representative, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and not file any such amendment or supplement to which the Representative shall reasonably object in writing.

3.2. Federal Securities Laws.

3.2.1. Compliance. The Company, subject to Section 3.2.2, shall comply in all material respects with the requirements of Rule 430A of the Securities Act Regulations, and will notify the Representative promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed; (ii) of its receipt of any comments from the Commission; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Public Securities and Representative’s Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the Offering of the Public Securities and Representative’s Securities. The Company shall effect all filings required under Rule 424(b) of the Securities Act Regulations, in the manner and within the time period required by Rule 424(b), and shall take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company shall use its commercially reasonable efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

3.2.2. Continued Compliance. The Company shall comply in all material respects with the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations so as to permit the completion of the distribution of the Public Securities as contemplated in this Agreement and in the Registration Statement, the Pricing Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Public Securities is (or, but for the exception afforded by Rule 172 of the Securities Act Regulations (“Rule 172”), would be) required by the Securities Act to be delivered in connection with sales of the Public Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel to the Company or to the underwriters, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) amend or supplement the Pricing Disclosure Package or the Prospectus in order that the Pricing Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the Pricing Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the Securities Act or the Securities Act Regulations, the Company will promptly (A) give the Representative notice of such event; (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Pricing Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representative with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representative or counsel to the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company will give the Representative notice of any filings made pursuant to the Exchange Act or the Exchange Act Regulations within two (2) Business Days prior to the Applicable Time. The Company shall give the Representative notice of its intention to make any such filing from the Applicable Time until the later of the Closing Date and the exercise in full or expiration of the Over-Allotment Option specified in Section 1.2 hereof and will furnish the Representative with copies of the related document(s) a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or Representative Counsel shall reasonably object.

3.2.3. Exchange Act Registration. The Company shall use its commercially reasonable efforts to maintain the registration of the Common Stock under the Exchange Act (except in connection with a going-private transaction) for a period of three years from the Effective Date, or until the Company is liquidated or is acquired, if earlier. For a period of three years from the Effective Date, the Company shall not deregister any of the Common Stock under the Exchange Act without the prior notice to the Representative

3.2.4. Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representative, it shall not make any offer relating to the Public Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representative shall be deemed to have consented to each Issuer General Use Free Writing Prospectus set forth in Schedule 3-B. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representative as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

3.2.5. Testing-the-Waters Communications. If at any time following the distribution of any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 of the Securities Act Regulations (a “Written Testing-the-Waters Communication”) there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company shall promptly notify the Representative and shall promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

3.3. Delivery to the Underwriters of Registration Statements. The Company has delivered or made available or shall deliver or make available to the Representative and counsel to the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to each Underwriter, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) upon receipt of a written request therefor from such Underwriter. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

3.4. Delivery to the Underwriters of Prospectuses. The Company has delivered or made available or will deliver or make available to each Underwriter, without charge, as many copies of each Preliminary Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Public Securities is (or, but for the exception afforded by Rule 172 of the Securities Act Regulations, would be) required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

3.5. Effectiveness and Events Requiring Notice to the Representative. The Company shall use its commercially reasonable efforts to cause the Registration Statement to remain effective with a current prospectus for at least nine (9) months after the Applicable Time, and shall notify the Representative promptly and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the occurrence of any event during the period described in this Section 3.5 that, in the reasonable judgment of the Company, makes any statement of a material fact made in the Registration Statement, the Pricing Disclosure Package or the Prospectus untrue or that requires the making of any changes in (a) the Registration Statement in order to make the statements therein not misleading, or (b) in the Pricing Disclosure Package or the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company shall use its commercially reasonable efforts to obtain promptly the lifting of such order.

3.6. Review of Financial Statements. For a period of three (3) years after the date of this Agreement, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the three fiscal quarters immediately preceding the announcement of any quarterly financial information.

3.7. Listing. The Company shall use its commercially reasonable efforts to maintain the listing of the Common Stock (including the Firm Shares and the Option Shares) on the Exchange for at least three (3) years from the date of this Agreement.

3.8.  PCAOB Firm; Investor Relations Firm. As of the Effective Date, the Company shall have retained: (i) a independent PCAOB registered public accounting firm, which will have responsibility for the preparation of the financial statements and the financial exhibits reasonably acceptable to the Representative and the Company, which shall initially be Semple, Marchal & Cooper, LLP for at least three (3) year from the date of this Agreement; and (ii) a financial public relations firm reasonably acceptable to the Representative and the Company, which shall initially be Core IR which firm shall be experienced in assisting issuers in initial public offerings of securities and in their relations with their security holders for at least one (1) year from the date of this Agreement.

3.9. Reports to the Representative.

3.9.1. Periodic Reports, etc. For a period of three (3) years after the date of this Agreement, the Company shall furnish or make available to the Representative copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities and also promptly furnish to the Representative: (i) a copy of each periodic report the Company shall be required to file with the Commission under the Exchange Act and the Exchange Act Regulations; (ii) a copy of every press release and every news item and article with respect to the Company or its affairs released by the Company; (iii) a copy of each Current Report on Form 8-K prepared and filed by the Company; (iv) a copy of each registration statement filed by the Company under the Securities Act; (v) a copy of each report or other communication furnished to stockholders and (vi) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representative may from time to time reasonably request; provided, that if the information requested is confidential information that is not publicly available, the Representative shall sign, if requested by the Company, a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Representative and Representative Counsel in connection with the Representative’s receipt of such information. Documents filed with the Commission via its EDGAR system shall be deemed to have been delivered to the Representative pursuant to this Section 3.9.1.

3.9.2. Transfer Agent; Transfer Sheets. For a period of three (3) years after the date of this Agreement, the Company shall retain a transfer agent and registrar acceptable to the Representative (the “Transfer Agent”) and, for one (1) year after the date of this Agreement, the Company shall furnish to the Representative at the Company’s sole cost and expense such transfer sheets of the Company’s securities as the Representative may reasonably request, including the daily and monthly consolidated transfer sheets of the Transfer Agent and DTC. Issuer Direct Corporation is acceptable to the Representative to act as Transfer Agent for the Common Stock.

3.10. Payment of Expenses. The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid at the Closing Date, or upon demand if there is no Closing, all expenses related to the Offering or otherwise incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (a) all filing fees and communication expenses relating to the registration of the Common Stock to be sold in the Offering (including the Option Shares) with the Commission; (b) all Public Filing System filing fees associated with the review of the Offering by FINRA; (c) all fees and expenses relating to the listing of such Public Securities on the Exchange and such other stock exchange or exchanges as the Company and the Representative may together determine, including any fees charged by DTC; (d) all fees, expenses and disbursements relating to background checks of the Company’s officers and directors; (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Public Securities under the securities laws of such states or foreign jurisdictions as the Representative may reasonably designate; (f) the costs of all mailing and printing of the underwriting documents (including, without limitation, the Underwriting Agreement, any Blue Sky Surveys and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney), Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Representative may reasonably deem necessary; (g) the costs and expenses of a public relations firm; (h) the costs of preparing, printing and delivering certificates representing the Public Securities; (i) fees and expenses of the transfer agent for the Common Stock; (j) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Underwriters; (k) the costs associated with post-Closing advertising the Offering in the national editions of the Wall Street Journal and New York Times and the costs associated with one set of bound volumes of the public offering materials as well as commemorative mementos and lucite tombstones, each of which the Company or its designee shall provide within a reasonable time after the Closing Date in such quantities as the Representative may reasonably request; (l) the fees and expenses of the Company’s accountants; (m) the fees and expenses of the Company’s legal counsel and other agents and representatives; (n) the fees and expenses of counsel to the Underwriters up to an amount of $75,000 (which maximum shall apply solely to such fees and disbursements of counsel and not to other fees and expenses provided for in this Section; (o) translation cost for due diligence purposes, the reasonable cost for roadshow meetings and the preparation of a power point presentation; and (p) the Underwriters’ actual accountable expenses for the Offering, including, without limitation, expenses related to the “road show.” Notwithstanding the foregoing, the Company’s obligations to reimburse the Representative for any out-of-pocket expenses actually incurred as set forth in the preceding sentence shall not exceed $150,000 in the aggregate, including but not limited to travel, communication, third party expenses, etc., the legal fees and disbursements of counsel to the Underwriters and road show expenses as described therein (provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement). For the sake of clarity, it is understood and agreed that the Company shall be responsible for the legal fees and disbursements of counsel to the Underwriters detailed in this Section irrespective of whether the Offering is consummated, subject to a cap of $75,000 in the event that there is not a Closing. Additionally, the Company had provided an expense advance (the “Advance”) to the Representative of $25,000. The Advance shall be applied towards out-of-pocket expense set forth herein and any portion of the Advance shall be returned back to the Company to the extent not actually incurred. The Representative may deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or the Option Closing Date, if any, the expenses set forth herein to be paid by the Company to the Underwriters other than amounts already advanced to the Representative. In addition, the Company hereby agrees to pay the Underwriter a non-accountable expense allowance computed at the rate of one percent (1.0%) of the gross proceeds of the Public Securities sold in the Offering.

3.11. Application of Net Proceeds. The Company shall apply the net proceeds from the Offering received by it in a manner consistent with the application thereof described under the caption “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

3.12. Delivery of Earnings Statements to Security Holders. The Company shall make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth (15th) full calendar month following the date of this Agreement, an earnings statement (which need not be certified by an independent registered public accounting firm unless required by the Securities Act or the Securities Act Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Securities Act) covering a period of at least twelve (12) consecutive months beginning after the date of this Agreement.

3.13. Stabilization. Neither the Company nor, to its knowledge, any of its employees, directors or stockholders has taken or shall take (without the prior written consent of the Representative), directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under Regulation M of the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Securities.

3.14. Internal Controls. The Company shall use its reasonable best efforts maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.15. Accountants. As of the date of this Agreement, the Company has retained an independent registered public accounting firm, as required by the Securities Act and the Securities Act Regulations and the Public Company Accounting Oversight Board, reasonably acceptable to the Representative, and the Company shall continue to retain a nationally recognized independent registered public accounting firm for a period of at least three (3) years after the date of this Agreement. The Representative acknowledges that the Auditor is acceptable to the Representative.

3.16. FINRA. For a period of 60 days from the later of the Closing Date or the Option Closing Date, the Company shall advise the Representative (who shall make an appropriate filing with FINRA) if it is or becomes aware that (i) any officer or director of the Company, (ii) any beneficial owner of 10% or more of any class of the Company’s securities or (iii) any beneficial owner of the Company’s unregistered equity securities which were acquired during the 180 days immediately preceding the filing of the Registration Statement is or becomes an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA).

3.17. No Fiduciary Duties. The Company acknowledges and agrees that the Underwriters’ responsibility to the Company is solely contractual in nature and that none of the Underwriters or their affiliates or any selling agent shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement.

3.18. Company and Insider Lock-Up Agreements.

3.18.1. Restriction on Sales of Capital Stock. The Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the Representative, it will not, for a period of one hundred and eighty (180) days after the date of this Agreement (the “Lock- Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (ii) complete any offering of debt securities of the Company (other than debt securities convertible into shares of Common Stock of the Company); or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise (“New Offering”). The restrictions contained in this Section 3.18.1 shall not apply to (i) the shares of Common Stock to be sold hereunder, (ii) the issuance by the Company of shares of Common Stock upon the exercise of a stock option or warrant or the conversion of a security outstanding on the date hereof, of which the Representative has been advised in writing, (iii) the issuance by the Company of stock options or shares of capital stock of the Company under any equity compensation plan of the Company, or (iv) the filing of a registration statement on Form S-8 with the Commission (“Exempt Issuance”).

Notwithstanding the foregoing, if (i) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this Section 3.18.1 shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of such material news or material event, as applicable, unless the Representative waives, in writing, such extension; provided, however, that this extension of the Lock-Up Period shall not apply to the extent that FINRA has amended or repealed NASD Rule 2711(f)(4), or has otherwise provided written interpretive guidance regarding such rule, in each case, so as to eliminate the prohibition of any broker, dealer, or member of a national securities association from publishing or distributing any research report, with respect to the securities of an Emerging Growth Company prior to or after the expiration of any agreement between the broker, dealer, or member of a national securities association and the Emerging Growth Company or its stockholders that restricts or prohibits the sale of securities held by the Emerging Growth Company or its stockholders after the initial public offering date.

The Company further agrees that for a period of one hundred and eighty (180) days after the termination or expiration of the Lock-Up Period, prior to any proposed New Offering, the Chief Executive Officer and other members of senior management of the Company shall enter into meaningful discussions with the Representative with respect to, among other things, the terms and conditions of any proposed New Offering, how the proposed New Offering is to be placed or distributed, whether the proposed New Offering should be done in a private placement or in a public offering, and whether the Representative would be able to provide investment banking advice and assistance to the Company for such New Offering. Prior to such discussions, the Representative shall, if requested by the Company, enter into a reasonable and customary non-disclosure agreement in order to discuss the proposed New Offering. Nothing herein shall require that the Company engage the Representative in any capacity or provide the Representative with any compensation to engage in such meaningful discussions regarding the proposed New Offering. Any binding relationship relating to any proposed New Offering shall be memorialized in a separately negotiated binding written agreement.

3.18.2 Restriction on Continuous Offerings. Notwithstanding the restrictions contained in Section 3.18.1, the Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the Representative, it will not, for a period of 12 months after the date of this Agreement, directly or indirectly in any “at-the-market” or continuous equity transaction, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company.

3.18.3 Insider Lock-Up Agreements. The Company’s directors and officers and any other holder of five (5%) percent or more of the outstanding shares of Common Stock as of the effective date of the Registration Statement, will enter into customary “lock-up” agreements in favor of the Representative pursuant to which such persons and entities will agree, for a period of one hundred and eighty (180) days from the Closing (“D&O Lockup Period”), that they will neither offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of the Company without Representative ’s prior written consent

3.19. Release of D&O Lock-up Period. If the Representative, in its sole discretion, agrees to release or waive the restrictions set forth in the Lock-Up Agreements described in Section 2.25 hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three (3) Business Days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two (2) Business Days before the effective date of the release or waiver.

3.20. Blue Sky Qualifications. The Company shall use its commercially reasonable efforts, in cooperation with the Underwriters, if necessary, to qualify the Public Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may reasonably designate and to maintain such qualifications in effect so long as required to complete the distribution of the Public Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

3.21. Reporting Requirements. The Company, during the period when a prospectus relating to the Public Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, will use its reasonable best efforts to file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and Exchange Act Regulations. Additionally, the Company shall report the use of proceeds from the issuance of the Public Securities as may be required under Rule 463 under the Securities Act Regulations.

3.22. Emerging Growth Company Status. The Company shall promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Public Securities within the meaning of the Securities Act and (ii) fifteen (15) days following the completion of the Lock-Up Period.

3.23. Press Releases. Prior to the Closing Date and any Option Closing Date, the Company shall not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representative is notified), without the prior written consent of the Representative, which consent shall not be unreasonably withheld, unless in the judgment of the Company and its counsel, and after notification to the Representative, such press release or communication is required by law.

3.24. Sarbanes-Oxley. The Company shall at all times comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act in effect from time to time.

3.25 Corporation Records Service. As of the date hereof and for a period of three (3) years from the Closing Date, the Company shall have registered and shall continue to maintain its registration with the Corporation Records Service (including annual report information) published by the Standard & Poor’s Corporation.

4. Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase and pay for the Public Securities, as provided herein, shall be subject to (i) the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any; (ii) the accuracy of the statements of officers of the Company made pursuant to the provisions hereof; (iii) the performance by the Company of its obligations hereunder; and (iv) the following conditions:

4.1 Regulatory Matters.

4.1.1. Effectiveness of Registration Statement; Rule 430A Information. The Registration Statement shall have become effective not later than 5:30 p.m., Eastern time, on the date of this Agreement or such later date and time as shall be consented to in writing by the Representative, and, at each of the Closing Date and any Option Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto shall have been issued by the Commission under the Securities Act, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus shall have been issued and no proceedings for any of those purposes shall have been instituted or are pending or, to the Company’s knowledge, contemplated by the Commission. The Company has complied with each request (if any) from the Commission for additional information. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) under the Securities Act Regulations or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A under the Securities Act Regulations.

4.1.2. FINRA Clearance. On or before the date of this Agreement, the Representative shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

4.1.3. Exchange Clearance. On the Closing Date, the Firm Shares shall have been approved for listing on the Exchange, subject only to official notice of issuance. On the first Option Closing Date (if any), the Option Shares shall have been approved for listing on the Exchange, subject only to official notice of issuance.

4.2 Company Counsel Matters.

4.2.1. Closing Date Opinion of Counsel. On the Closing Date, the Representative shall have received (i) the opinion and (ii) a written statement providing certain “10b-5” negative assurances, in each case, of Greenberg Traurig LLP (“Company Counsel”), counsel to the Company, dated the Closing Date and addressed to the Representative, substantially in the forms set forth as Exhibits D and Exhibit E hereto, respectively.

4.2.2. Option Closing Date Opinions of Counsel. On the Option Closing Date, if any, the Representative shall have received the opinion of counsel and letter listed in Section 4.2.1, dated the Option Closing Date, addressed to the Representative and in form and substance reasonably satisfactory to the Representative, confirming as of the Option Closing Date, the opinion and statements made by such counsel in its opinion and negative assurance statement delivered on the Closing Date.

4.3. Comfort Letters.

4.3.1. Cold Comfort Letter. At the time this Agreement is executed, the Representative shall have received a cold comfort letter from the Auditor containing statements and information of the type customarily included in accountants’ comfort letters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus, addressed to the Representative as representative of the Underwriters and in form and substance satisfactory to the counsel to the Underwriters, dated as of the date of this Agreement.

4.3.2. Bring-down Comfort Letter. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received from the Auditor a letter, dated as of the Closing Date or the Option Closing Date, as applicable, to the effect that the Auditor reaffirms the statements made in the letter furnished pursuant to Section 4.3.1, except that the specified date referred to shall be a date not more than three (3) Business Days prior to the Closing Date or the Option Closing Date, as applicable.

4.4. Officers’ Certificates.

4.4.1. Officers’ Certificate. The Company shall have furnished to the Representative a certificate, dated the Closing Date and any Option Closing Date (if such date is other than the Closing Date), of its Chief Executive Officer or President, and its Chief Financial Officer stating on behalf of the Company and not in an individual capacity that (i) such officers have carefully examined the Registration Statement, the Pricing Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus and, they believe that the Registration Statement and each amendment thereto after the Effective Date, as of the Applicable Time and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date) did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Pricing Disclosure Package, as of the Applicable Time and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), any Issuer Free Writing Prospectus as of its date and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), the Prospectus and each amendment or supplement thereto after the Effective Date, as of the respective date thereof and as of the Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) since the Effective Date of the Registration Statement, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the Pricing Disclosure Package or the Prospectus, (iii) to the best of their knowledge after reasonable investigation, as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date (or any Option Closing Date if such date is other than the Closing Date), and (iv) there has not been, subsequent to the date of the most recent audited financial statements included in the Pricing Disclosure Package, a Material Adverse Change.

4.4.2. Secretary’s Certificate. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Secretary of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, certifying on behalf of the Company and not in an individual capacity: (i) that each of the Charter and Bylaws is true and complete, has not been amended or modified and is in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the Offering are in full force and effect and have not been modified or rescinded; and (iii) as to the incumbency of the officers of the Company who have signed the certificates set forth in Section 4.4.1. The documents referred to in such certificate shall be attached to such certificate.

4.5. No Material Changes. Prior to and on each of the Closing Date and each Option Closing Date, if any: (i) there shall have been no Material Adverse Change in the condition, financial or otherwise, business or prospects of the Company from the date of this Agreement; (ii) no action, suit or proceeding, at law or in equity, shall have been pending or, to the knowledge of the Company, threatened against the Company or any Insider before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may reasonably be expected to cause a Material Adverse Change, except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (iii) no stop order shall have been issued by the Commission under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission; and (iv) the Registration Statement, the Pricing Disclosure Package and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the Securities Act Regulations and shall conform in all material respects to the requirements of the Securities Act and the Securities Act Regulations, and neither the Registration Statement, the Pricing Disclosure Package nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

4.6. No Material Misstatement or Omission. The Underwriters shall not have discovered and disclosed to the Company on or prior to the Closing Date and any Option Closing Date that the Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Representative Counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the Registration Statement, the Pricing Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of Representative Counsel, is material or omits to state any fact which, in the opinion of Representative Counsel, is material and is necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

4.7. Corporate Proceedings. All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Public Securities, the Registration Statement, the Pricing Disclosure Package, each Issuer Free Writing Prospectus, if any, and the Prospectus and all other legal matters relating to this Agreement, the Representative’s Warrant Agreement and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to counsel to the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

4.8. Delivery of Agreements.

4.8.1. Lock-Up Agreements. On or before the date of this Agreement, the Company shall have delivered to the Representative executed copies of the Lock-Up Agreements from each of the persons listed in Schedule 4 hereto.

4.8.2. Representative’s Warrant Agreement. On the Closing Date, the Company shall have delivered to the Representative an executed copy of the Representative’s Warrant Agreement as set forth in Exhibit A hereto.1

4.9. Additional Documents. At the Closing Date and at each Option Closing Date (if any) Representative Counsel shall have been furnished with such documents as they may reasonably require for the purpose of enabling counsel to the Underwriters to deliver an opinion to the Underwriters, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Public Securities and the Representative’s Securities as herein contemplated shall be satisfactory in form and substance to the Representative and Representative Counsel.

5. Indemnification.

5.1. Indemnification of the Underwriters.

5.1.1. General. The Company shall indemnify and hold harmless each Underwriter, its affiliates and each of its and their respective directors, officers, members, employees, representatives, partners, shareholders, affiliates, counsel and agents and each person, if any, who controls any such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each an “Underwriter Indemnified Party”), against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, between any of the Underwriter Indemnified Parties and any third party, or otherwise) to which they or any of them may become subject under the Securities Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, the Pricing Disclosure Package, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus (as from time to time each may be amended and supplemented); (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); or (iii) any application or other document or written communication (in this Section 5, collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Public Securities and Representative’s Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, the Exchange or any other national securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, the Underwriters’ Information. With respect to any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement, the Pricing Disclosure Package, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, the indemnity agreement contained in this Section 5.1.1 shall not inure to the benefit of any Underwriter Indemnified Party to the extent that any loss, liability, claim, damage or expense of such Underwriter Indemnified Party results from the fact that a copy of the Prospectus was not given or sent to the person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Public Securities to such person as required by the Securities Act and the Securities Act Regulations, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under Section 3.4 hereof.

5.1.2. Procedure. If any action is brought against an Underwriter Indemnified Party in respect of which indemnity may be sought against the Company pursuant to Section 5.1.1, such Underwriter Indemnified Party shall promptly notify the Company in writing of the institution of such action and the Company shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of such Underwriter Indemnified Party) and payment of actual expenses. Such Underwriter Indemnified Party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter Indemnified Party unless (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action, or (ii) the Company shall not have employed counsel to have charge of the defense of such action, or (iii) such indemnified party or parties shall have been advised by its counsel that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by the Underwriter Indemnified Parties who are party to such action (in addition to local counsel) shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if any Underwriter Indemnified Party shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action, which approval shall not be unreasonably withheld, conditioned or delayed.

5.2. Indemnification of the Company. Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its directors, its officers and persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the several Underwriters, as incurred, but only with respect to such losses, liabilities, claims, damages and expenses (or actions in respect thereof) which arise out of or are based upon untrue statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, the Underwriters’ Information. In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement, the Pricing Disclosure Package or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the several Underwriters by the provisions of Section 5.1.2. The Company agrees promptly to notify the Representative of the commencement of any litigation or proceedings against the Company or any of its officers, directors or any person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in connection with the issuance and sale of the Public Securities or in connection with the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus.

5.3. Contribution.

5.3.1. Contribution Rights. If the indemnification provided for in this Section 5 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 5.1 or 5.2 in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and each of the Underwriters, on the other hand, from the Offering, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, with respect to such Offering shall be deemed to be in the same proportion as the total proceeds from the Offering purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discount and commissions received by the Underwriters in connection with the Offering, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company through the Representative by or on behalf of any Underwriter for use in any Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriters’ Information. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 5.3.1 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in this Section 5.3.1 shall be deemed to include, for purposes of this Section 5.3.1, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 5.3.1 no Underwriter shall be required to contribute any amount in excess of the total discount and commission received by such Underwriter in connection with the Offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5.3.2. Contribution Procedure. Within fifteen (15) days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the failure to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid 15 days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section 5.3.2 are intended to supersede, to the extent permitted by law, any right to contribution under the Securities Act, the Exchange Act or otherwise available. The Underwriters’ obligations to contribute as provided in this Section 5.3 are several and in proportion to their respective underwriting obligation, and not joint.

6. Default by an Underwriter.

6.1. Default Not Exceeding 10% of Firm Shares or Option Shares. If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Shares or the Option Shares, if the Over-Allotment Option is exercised hereunder, and if the number of the Firm Shares or Option Shares with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Shares or Option Shares that all Underwriters have agreed to purchase hereunder, then such Firm Shares or Option Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

6.2. Default Exceeding 10% of Firm Shares or Option Shares. In the event that the default addressed in Section 6.1 relates to more than 10% of the Firm Shares or Option Shares, the Representative may in its discretion arrange for itself or for another party or parties to purchase such Firm Shares or Option Shares to which such default relates on the terms contained herein. If, within one (1) Business Day after such default relating to more than 10% of the Firm Shares or Option Shares, the Representative does not arrange for the purchase of such Firm Shares or Option Shares, then the Company shall be entitled to a further period of one (1) Business Day within which to procure another party or parties reasonably satisfactory to the Representative to purchase said Firm Shares or Option Shares on such terms. In the event that neither the Representative nor the Company arrange for the purchase of the Firm Shares or Option Shares to which a default relates as provided in this Section 6, this Agreement will automatically be terminated by the Representative or the Company without liability on the part of the Company (except as provided in Sections 3.10 hereof), or the several Underwriters; provided, however, that if such default occurs with respect to the Option Shares, this Agreement will not terminate as to the Firm Shares; and provided, further, that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other Underwriters and to the Company for damages occasioned by its default hereunder. For the avoidance of doubt, nothing contained in this Section shall excuse a default by the Representative (in its capacity as an Underwriter) in its obligations to purchase the Firm Shares or the Option Shares, if the Over-Allotment Option is exercised hereunder.

6.3. Postponement of Closing Date. In the event that the Firm Shares or Option Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representative or the Company shall have the right to postpone the Closing Date or Option Closing Date for a reasonable period, but not in any event exceeding five (5) Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Pricing Disclosure Package or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement, the Pricing Disclosure Package or the Prospectus that in the opinion of counsel to the Underwriters may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares or Option Shares.

7. Additional Covenants.

7.1. Board Composition and Board Designations. The Company shall ensure that: (i) the qualifications of the persons serving as members of the Board of Directors and the overall composition of the Board of Directors comply with the Sarbanes-Oxley Act, the Exchange Act and the listing rules of the Exchange or any other national securities exchange, as the case may be, in the event the Company seeks to have its Public Securities listed on another exchange or quoted on an automated quotation system, and (ii) if applicable, at least one member of the Audit Committee of the Board of Directors qualifies as an “audit committee financial expert,” as such term is defined under Regulation S-K and the listing rules of the Exchange.

7.2. Prohibition on Press Releases and Public Announcements. The Company shall not issue press releases or engage in any other publicity, without the Representative’s prior written consent (which consent shall not be unreasonably withheld), for a period ending at 5:00 p.m., Eastern time, on the first (1st) Business Day following the fortieth (40th) day after the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business.

8. Effective Date of this Agreement and Termination Thereof.

8.1. Effective Date. This Agreement shall become effective when both the Company and the Representative have executed the same and delivered counterparts of such signatures to the other party.

8.2. Termination. The Representative shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in the Representative’s reasonable opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange or the Nasdaq Stock Market LLC shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction; or (iii) if the United States shall have become involved in a new war or an escalation in major hostilities; or (iv) if a banking moratorium has been declared by a New York State or federal authority; or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets; or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Representative’s opinion, make it inadvisable to proceed with the delivery of the Firm Shares or Option Shares; or (vii) if the Company is in material breach of any of its representations, warranties or covenants hereunder; or (viii) if the Representative shall have become aware after the date hereof of a Material Adverse Change, or an adverse material change in general market conditions as in the Representative’s judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Public Securities or to enforce contracts made by the Underwriters for the sale of the Public Securities.

8.3. Expenses. Notwithstanding anything to the contrary in this Agreement, except in the case of a default by the Underwriters, pursuant to Section 6.2 above, in the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall be obligated to pay to the Underwriters their actual and accountable out-of-pocket expenses related to the transactions contemplated herein then due and payable up to $150,000 less amounts previously advanced, and upon demand the Company shall pay the full amount thereof to the Representative on behalf of the Underwriters and the Representative shall return any portion of the Advance not used to pay its accountable out-of-pocket expenses actually incurred; provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement.

8.4. Survival of Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall remain in full force and effect and shall not be in any way affected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

8.5. Representations, Warranties, Agreements to Survive. All representations, warranties and agreements contained in this Agreement (except for Section 6.2) or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company or (ii) delivery of and payment for the Public Securities.

9. Miscellaneous.

9.1. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed (registered or certified mail, return receipt requested), personally delivered or sent by email and confirmed and shall be deemed given when so delivered or emailed and confirmed or if mailed, two (2) days after such mailing.

If to the Representative:

Alexander Capital, L.P.

17 State Street, 5th Floor

New York, New York 10004

Attn.: Jonathan Gazdak - Managing Director - Head of Investment Banking

Direct: (646) 787-8898

E-mail: jgazdak@alexandercapitallp.com

with a copy (which shall not constitute notice) to:

Carmel, Milazzo & Feil LLP

55 West 39th Street

18th Floor

New York, NY 10018

Attn: Ross Carmel, Esq.

Email: rcarmel@cmfllp.com

If to the Company:

ADAMAS ONE CORP.

17767 N. Perimeter Dr., Ste B115

Scottsdale, Arizona 85255

Attn: Mr. John Grdina, Chief Executive Officer

Email: jayg@adamasone.com

with a copy (which shall not constitute notice) to:

Greenberg Traurig, LLP

18565 Jamboree Road

Suite 500

Irvine, California 92612

Attn: Raymond A. Lee, Esq.

Email: LeeR@gtlaw.com

9.2. Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

9.3. Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

9.4. Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

9.5. Binding Effect. This Agreement shall inure solely to the benefit of the parties hereto and the indemnified parties referred to in Section 5 and their respective successors, heirs and assigns, and shall be binding upon each of them, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from any of the Underwriters.

9.6. Governing Law; Consent to Jurisdiction; Trial by Jury. This Agreement shall be governed by and construed and enforced in accordance with the law of the State of New York. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the Supreme Court of the State of New York sitting in the County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9.1 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

9.7. Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.

9.8. Waiver, etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

9.9 Registration of Warrant Shares. The Company shall prepare and, as soon as practicable, but in no event later than the 45th day after the initial trading date of the Common Stock on the Nasdaq Stock Market, LLC (“Initial Trading Date”), file with the Commission an initial Registration Statement on Form S-1 (or any successor form) covering the resale by the Representative or its assignees (“Holder”) of all of the shares of Common Stock that may be exercised pursuant to the Representative’s Warrant (“Registrable Securities”) in accordance with applicable Commission rules, regulations and interpretations so as to permit the resale of such Registrable Securities under Rule 415 under the Securities Act (the “Initial Registration Statement”). Such Initial Registration Statement shall contain the “Selling Stockholder” and “Plan of Distribution” sections in substantially the form as set forth in the Prospectus. The Company shall use its commercially reasonable efforts to have the Initial Registration Statement declared effective by the Commission as soon as reasonably practicable, but in no event later than the 120th day after the Initial Trading Date. The Company shall keep the Registration Statement effective (and the prospectus contained therein available for use) pursuant to Rule 415 for resales by the Holder on a continuous basis at all times until the date on which the Holder shall have sold all of the Registrable Securities. All expenses of the Company, other than sales or brokerage commissions and fees and disbursements of counsel for, and other expenses of, the Holder, incurred in connection with registrations, filings or qualifications of the Registrable Securities, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company, shall be paid by the Company.

9.10 Reports Under the Exchange Act. With a view to making available to the Holder the benefits of Rule 144, the Company agrees to:

(a) so long as the Holder owns Registrable Securities, use its commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144;

(b) so long as the Holder owns Registrable Securities, use its commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144;

(c) furnish to the Holder so long as the Holder owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting, submission and posting requirements of Rule 144 and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company with the Commission if such reports are not publicly available via EDGAR, and (iii) such other information as may be reasonably requested to permit the Holder to sell such securities pursuant to Rule 144 without registration; and

(d) take such additional action as is reasonably requested by the Holder to enable the Holder to sell the Registrable Securities pursuant to Rule 144, including, without limitation, delivering all such legal opinions, consents, certificates, resolutions and instructions to the Company’s Transfer Agent as may be reasonably requested from time to time by the Holder and otherwise fully cooperate with Holder and Holder’s broker to effect such sale of securities pursuant to Rule 144.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,
ADAMAS ONE CORP.

By: /s/ John Grdina
Name: John Grdina
Title: Chief Executive Officer

Confirmed as of the date first written above, on behalf of itself and as Representative of the several Underwriters named on Schedule 1 hereto:

ALEXANDER CAPITAL, L.P.

By:	/s/ Jonathan Gazdak
Name: Jonathan Gazdak Title: Head of Investment Banking

[Signature Page]

ADAMAS ONE CORP.. – UNDERWRITING AGREEMENT

SCHEDULE 1

Underwriter	Total Number of Firm Shares to be Purchased	Number of Option Shares to be Purchased if the Over-Allotment Option is Fully Exercised
Alexander Capital, L.P.	1,155,555	1,328,888.25
Network 1 Financial Securities Inc.	1,294,445	1,488,611.75	-
TOTAL	2,450,000	2,817,500

SCHEDULE 3-A

Pricing Information

Number of Firm Shares: 2,450,000

Number of Option Shares: [●]

Public Offering Price per Firm Share: $4.50

Public Offering Price per Option Share: $[●]

Underwriting Discount per Firm Share: $0.36

Underwriting Discount per Option Share: $[●]

Proceeds to Company per Firm Share (before expenses): $4.14

Proceeds to Company per Option Share (before expenses): $[●]

SCHEDULE 3-B

Issuer General Use Free Writing Prospectuses

No Free Writing Prospectus was filed with the SEC.

SCHEDULE 4

List of Lock-Up Parties

Name
Adamas One Corp.
John “Jay” G. Grdina
Steven R. Staehr
Gerald A. McGuire
Thierry J. Chaunu
George C. Chien
Alan B. Menkes
Paul N. Vassilakos
Diamond Technologies, LLC
Pubco, LLC
PrivateCo, LLC

EXHIBIT A

Form of Representative’s Warrant Agreement

THE REGISTERED HOLDER OF THIS PURCHASE WARRANT BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS PURCHASE WARRANT EXCEPT AS HEREIN PROVIDED AND THE REGISTERED HOLDER OF THIS PURCHASE WARRANT AGREES THAT IT WILL NOT SELL, TRANSFER, ASSIGN, PLEDGE OR HYPOTHECATE THIS PURCHASE WARRANT FOR A PERIOD OF ONE HUNDRED EIGHTY (180) DAYS FOLLOWING THE COMMENCEMENT OF SALES OF THE OFFERING TO ANYONE OTHER THAN (I) ALEXANDER CAPITAL, L.P., OR A REPRESENTATIVE OR A SELECTED DEALER IN CONNECTION WITH THE OFFERING, OR (II) A BONA FIDE OFFICER OR PARTNER OF ALEXANDER CAPITAL, L.P., OR OF ANY SUCH UNDERWRITERS OR SELECTED DEALER.

THIS PURCHASE WARRANT IS NOT EXERCISABLE PRIOR TO MAY 14, 2023. VOID AFTER 5:00 P.M., EASTERN TIME, NOVEMBER 14, 2027

UNDERWRITER’S WARRANT

FOR THE PURCHASE OF 147,000 SHARES OF COMMON STOCK

OF

ADAMAS ONE CORP.

1. Purchase Warrant. THIS CERTIFIES THAT, pursuant to that certain Underwriting Agreement by and between ADAMAS ONE CORP., a Nevada corporation (the “Company”), on one hand, and Alexander Capital, L.P., on the other hand, dated December 6, 2022, as amended (the “Underwriting Agreement”), Alexander Capital, L.P. and its assignees (“Holder”), as registered holders of this Purchase Warrant, is entitled, at any time or from time to time from May14, 2023 (the “Exercise Date”), the date that is six (6) months after the effective date of the Company’s Registration Statement on Form S-1 with the Securities and Exchange Commission (the “Effective Date”), and at or before 5:00 p.m., Eastern time, on November 14, 2027 (five (5) years from the Effective Date) (the “Expiration Date”), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to 147,000 shares of Common Stock of the Company, $0.001 par value per share (the “Common Stock”) (equal to six (6.0%) percent of the Common Stock sold in the offering), subject to adjustment as provided in Section 6 hereof. If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Purchase Warrant may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. During the period ending on the Expiration Date, the Company agrees not to take any action that would terminate this purchase warrant (“Purchase Warrant”). This Purchase Warrant is initially exercisable at $5.625 per share of Common Stock (125% of the price of the Common Stock sold in the Offering); provided, however, that upon the occurrence of any of the events specified in Section 6 hereof, the rights granted by this Purchase Warrant, including the exercise price per share and the number of shares of Common Stock to be received upon such exercise, shall be adjusted as therein specified. The term “Exercise Price” shall mean the initial exercise price as set forth above or the adjusted exercise price as a result of the events set forth in Section 6 below, depending on the context.

Capitalized terms not defined herein shall have the meaning ascribed to them in the Underwriting Agreement.

2. Exercise.

2.1 Exercise Form. In order to exercise this Purchase Warrant, the exercise form attached hereto as Exhibit A must be duly executed and completed and delivered to the Company, together with this Purchase Warrant and payment of the Exercise Price for the Common Stock being purchased payable in cash by wire transfer of immediately available funds to an account designated by the Company or by certified check. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern time, on the Expiration Date, this Purchase Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

2.2 Cashless Exercise. At any time after the Exercise Date and until the Expiration Date, Holder may elect to receive the number of shares of Common Stock equal to the value of this Purchase Warrant (or the portion thereof being exercised), by surrender of this Purchase Warrant to the Company, together with the exercise form attached hereto, in which event the Company shall issue to Holder, Shares in accordance with the following formula:

X =	Y(A-B)
A

Where,

X	=	X=The number of shares of Common Stock to be issued to Holder;

Y	=	Y=The number of shares of Common Stock for which the Purchase Warrant is being exercised;

A	=	A=The fair market value of one share of Common Stock; and

B	=	B=The Exercise Price.

For purposes of this Section 2.2, the “fair market value” of a share of Common Stock is defined as follows:

(i) if the Common Stock is traded on a national securities exchange or the OTCQB Market (or similar quotation system), the value shall be deemed to be the closing price on such exchange or quotation system the trading day immediately prior to the exercise form being submitted in connection with the exercise of this Purchase Warrant; or

(ii) if there is no market for the Common Stock, the value shall be the fair market value thereof, as determined in good faith by the Company’s Board of Directors.

2.3 Legend. Each certificate for the Common Stock purchased under this Purchase Warrant shall bear a legend as follows unless such Common Stock has been registered under the Securities Act of 1933, as amended (the “Act”), or are exempt from registration under the Act:

“The Common Stock represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), or applicable state law. Neither the Common Stock nor any interest therein may be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act and applicable state law which, in the opinion of counsel to the Company, is available.”

3. Transfer.

3.1 General Restrictions. The registered Holder of this Purchase Warrant agrees by his, her or its acceptance hereof, that such Holder will not: (a) sell, transfer, assign, pledge or hypothecate this Purchase Warrant for a period of one hundred eighty (180) days following the Effective Date to anyone other than: (i) the Underwriter or a representative or a selected dealer participating in the Offering, or (ii) a bona fide officer or partner of the Underwriter or of any such selected dealer, in each case in accordance with FINRA Conduct Rule 5110(g)(1), or (b) cause this Purchase Warrant or the securities issuable hereunder to be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of this Purchase Warrant or the securities hereunder, except as provided for in FINRA Rule 5110(g)(2). On and after that date that is one hundred eighty (180) days after the Effective Date, transfers to others may be made subject to compliance with or exemptions from applicable securities laws. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto as Exhibit B duly executed and completed, together with this Purchase Warrant and payment of all transfer taxes, if any, payable in connection therewith. The Company shall within five (5) Business Days transfer this Purchase Warrant on the books of the Company and shall execute and deliver a new Purchase Warrant or Purchase Warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchasethe aggregate number of shares of Common Stock purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

3.2 Restrictions Imposed by the Act. The securities evidenced by this Purchase Warrant shall not be transferred unless and until: (i) the Company has received the opinion of counsel for the Company that the securities may be transferred pursuant to an exemption from registration under the Act and applicable state securities laws, the availability of which is established to the reasonable satisfaction of the Company, (ii) a registration statement or a post-effective amendment to the Registration Statement relating to the offer and sale of such securities that has been declared effective by the U.S. Securities and Exchange Commission (the “Commission”) and includes a current prospectus or (iii) a registration statement, pursuant to which the Holder has exercised its registration rights pursuant to Sections 4.1 and 4.2 herein, relating to the offer and sale of such securities has been filed and declared effective by the Commission and compliance with applicable state securities law has been established.

4. Registration Rights.

4.1 “Piggy-Back” Registration. Unless all of the Common Stock underlying the Purchase Warrants (collectively, the “Registrable Securities”) are included in an effective registration statement with a current prospectus, the Holder shall have the right, until the Expiration Date, to include the remaining Registrable Securities as part of any other registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145 promulgated under the Act or pursuant to Form S-8 or any equivalent form); provided, however, that if, solely in connection with any primary underwritten public offering for the account of the Company, the managing underwriter(s) thereof shall, in its reasonable discretion, impose a limitation on the number of shares of Common Stock of Registrable Securities which may be included in the registration statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such registration statement only such limited portion of the Registrable Securities with respect to which the Holder requested inclusion hereunder as the underwriter shall reasonably permit; and further provided that no such piggy-back rights shall exist for so long as the Registrable Securities (which term shall include those paid as consideration pursuant to the cashless exercise provisions of this Warrant) may be sold pursuant to Rule 144 of the Act without restriction. Any exclusion of Registrable Securities shall be made pro rata among the Holders seeking to include Registrable Securities in proportion to the number of Registrable Securities sought to be included by such Holders; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such Registration Statement or are not entitled to pro rata inclusion with the Registrable Securities. In the event of such a proposed registration, the Company shall furnish the then Holders of outstanding Registrable Securities with not less than fifteen (15) days written notice prior to the proposed date of filing of such registration statement. Such notice to the Holders shall continue to be given for each registration statement filed by the Company until such time as all of the Registrable Securities have been sold by the Holder. The holders of the Registrable Securities shall exercise the “piggy-back” rights provided for herein by giving written notice, within seven (7) days of the receipt of the Company’s notice of its intention to file a registration statement. Except as otherwise provided in this Purchase Warrant, there shall be no limit on the number of times the Holder may request registration under this Section 4.1.

4.2 Mandatory Registration. Solely in the event there is not then a current registration statement concerning the resale of the Registrable Securities, the Company shall prepare and file with the SEC on one occasion at its sole expense, upon the written notice of the Holder at any time commencing six (6) months after the date that this Warrant becomes exercisable and on or before the fifth anniversary date of the Effective Date, a required registration statement (the “Required Registration Statement”) concerning the resale of all of the Registrable Securities. The Required Registration Statement shall be on Form F-3 if available for such a registration and if unavailable, the Company shall register the resale of the Registrable Securities on Form S-1 or another appropriate form reasonably acceptable to the Holder and undertake to register the resale of the Registrable Securities on Form F-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of all Registration Statements then in effect until such time as a Registration Statement on Form F-3 covering the resale of all of the Registrable Securities has been declared effective by the SEC and the prospectus contained therein is available for use. Within ten (10) days after receiving written notice from the Holder, the Company shall give notice to the other Holders of the Purchase Warrants advising that the Company is proceeding with such registration statement and offering to include therein Purchase Warrants of such other Holders. The Company shall not be obligated to any such other Holder unless such other Holder shall accept such offer by notice in writing to the Company within five (5) days thereafter. The Company shall use its best efforts to have such Required Registration Statement, and each other Registration Statement required to be filed pursuant to the terms of this Purchase Warrant, declared effective by the SEC as soon as practicable. The Company shall pay the costs and expenses thereof, for one time only, which costs and expenses shall include “Blue Sky” fees for counsel for the Underwriter and “Blue Sky” filing fees to qualify the Purchase Warrants in those jurisdictions requested by the Holder.

4.3 General Terms.

4.3.1 Expenses of Registration. The Company shall bear all fees and expenses attendant to registering the Registrable Securities pursuant to Section 4 hereof, but the Holders shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities.

4.3.2 Indemnification. The Company shall indemnify, to the fullest extent permitted by applicable laws, the Holder(s) of the Registrable Securities to be sold pursuant to any registration statement hereunder and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20 (a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Underwriter contained in Section 6 of the Underwriting Agreement.

4.3.3 Exercise of Purchase Warrants. Nothing contained in this Purchase Warrant shall be construed as requiring the Holder(s) to exercise their Purchase Warrants prior to or after the initial filing of any registration statement or the effectiveness thereof.

4.3.4 Documents to be Delivered by Holder(s). Each of the Holder(s) participating in any of the registration statement filed by the Company shall furnish to the Company a completed and executed questionnaire provided by the Company requesting information customarily sought of selling security holders.

4.3.5 Damages. Should the registration or the effectiveness thereof required by Section 4 hereof be delayed by the Company or the Company otherwise fails to comply with such provisions, the Holder(s) shall, in addition to any other legal or other relief available to the Holder(s), be entitled to obtain specific performance or other equitable (including injunctive) relief against the threatened breach of such provisions or the continuation of any such breach, without the necessity of proving actual damages and without the necessity of posting bond or other security.

5. New Purchase Warrants to be Issued.

5.1 Partial Exercise or Transfer. Subject to the restrictions in Section 3 hereof, this Purchase Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Purchase Warrant for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any Exercise Price and/or transfer tax if exercised pursuant to Section 2.1 hereof, the Company shall cause to be delivered to the Holder without charge a new Purchase Warrant of like tenor to this Purchase Warrant in the name of the Holder evidencing the right of the Holder to purchase the number of shares of Common Stock purchasable hereunder as to which this Purchase Warrant has not been exercised or assigned.

5.2 Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Purchase Warrant and of reasonably satisfactory indemnification or the posting of a bond, the Company shall execute and deliver a new Purchase Warrant of like tenor and date. Any such new Purchase Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

6. Adjustments.

6.1 Adjustments to Exercise Price and Number of Shares of Common Stock. The Exercise Price and the number of shares of Common Stock underlying this Purchase Warrant shall be subject to adjustment from time to time as hereinafter set forth:

6.1.1 Share Dividends; Split Ups. If, after the date hereof, and subject to the provisions of Section 6.3 below, the number of outstanding Common Stock is increased by a stock dividend payable in Common Stock or by a split up of the Common Stock or other similar event, then, on the effective day thereof, the number of shares of Common Stock purchasable hereunder shall be increased in proportion to such increase in outstanding shares of Common Stock, and the Exercise Price shall be proportionately decreased.

6.1.2 Aggregation of Shares of Common Stock. If, after the date hereof, and subject to the provisions of Section 6.3 below, the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of the Common Stock or other similar event, then, on the effective date thereof, the number of shares of Common Stock purchasable hereunder shall be decreased in proportion to such decrease in outstanding shares, and the Exercise Price shall be proportionately increased.

6.1.3 Replacement of Common Stock upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding Common Stock other than a change covered by Section 6.1.1 or Section 6.1.2 hereof or that solely affects the par value of such Common Stock, or in the case of any share reconstruction or amalgamation or consolidation of the Company with or into another corporation (other than a consolidation or share reconstruction or amalgamation in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Common Stock), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Purchase Warrant shall have the right thereafter (until the expiration of the right of exercise of this Purchase Warrant) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of Common Stock or other securities or property (including cash) receivable upon such reclassification, reorganization, share reconstruction or amalgamation, or consolidation, or upon a dissolution following any such sale or transfer, by a Holder of the number of shares of Common Stock of the Company obtainable upon exercise of this Purchase Warrant immediately prior to such event; and if any reclassification also results in a change in Common Stock covered by Section 6.1.1 or Section 6.1.2, then such adjustment shall be made pursuant to Section 6.1.1, Section 6.1.2 and this Section 6.1.3. The provisions of this Section 6.1.3 shall similarly apply to successive reclassifications, reorganizations, share reconstructions or amalgamations, or consolidations, sales or other transfers.

6.1.4 Fundamental Transaction. If, at any time while this Purchase Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any direct or indirect purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of the Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spinoff or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding Common Stock (not including any Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with, the other Persons making or party to such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Purchase Warrant, the Holder shall have the right to receive, for each Purchase Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional or alternative consideration (the “Alternative Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Purchase Warrant is exercisable immediately prior to such Fundamental Transaction. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternative Consideration based on the amount of Alternative Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternative Consideration in a reasonable manner reflecting the relative value of any different components of the Alternative Consideration. If holders of the Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternative Consideration it receives upon any exercise of this Purchase Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Purchase Warrant, and to deliver to the Holder in exchange for this Purchase Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Purchase Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the Common Stock acquirable and receivable upon exercise of this Purchase Warrant prior to such Fundamental Transaction, and with an exercise price which applies the Exercise Price hereunder to such shares of capital stock (but taking into account the relative value of the Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Purchase Warrant immediately prior to the consummation of such Fundamental Transaction). Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Purchase Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of, the Company and shall assume all of the obligations of the Company, under this Purchase Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

6.1.5 Changes in Form of Purchase Warrant. This form of Purchase Warrant need not be changed because of any change pursuant to this Section 6.1, and Purchase Warrants issued after such change may state the same Exercise Price and the same number of shares of Common Stock as are stated in the Purchase Warrants initially issued pursuant to this Agreement. The acceptance by any Holder of the issuance of new Purchase Warrants reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the date hereof or the computation thereof.

6.2 Substitute Purchase Warrant. In case of any consolidation of the Company with, or share reconstruction or amalgamation of the Company with or into, another corporation (other than a consolidation or share reconstruction or amalgamation which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or share reconstruction or amalgamation shall execute and deliver to the Holder a supplemental Purchase Warrant providing that the holder of each Purchase Warrant then outstanding or to be outstanding shall have the right thereafter (until the stated expiration of such Purchase Warrant) to receive, upon exercise of such Purchase Warrant, the kind and amount of shares of Common Stock and other securities and property receivable upon such consolidation or share reconstruction or amalgamation, by a holder of the number of shares of Common Stock of the Company for which such Purchase Warrant might have been exercised immediately prior to such consolidation, share reconstruction or amalgamation, sale or transfer. Such supplemental Purchase Warrant shall provide for adjustments which shall be identical to the adjustments provided for in this Section 6. The above provision of this Section 6 shall similarly apply to successive consolidations or share reconstructions or amalgamations.

6.3 Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of a share of Common Stock upon the exercise of the Purchase Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights.

7. Reservation and Listing. The Company shall at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon exercise of this Purchase Warrant, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of this Purchase Warrant and payment of the Exercise Price therefor, in accordance with the terms hereby, all Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any shareholder. As long as this Purchase Warrant shall be outstanding, the Company shall use its commercially reasonable efforts to cause all Common Stock issuable upon exercise of this Purchase Warrant to be listed (subject to official notice of issuance) on all national securities exchanges (or, if applicable, on the OTCQB Market or any successor quotation system) on which the Common Stock issued to the public in the Offering may then be listed and/or quoted (if at all).

8. Certain Notice Requirements.

8.1 Holder’s Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holders the right to vote or consent or to receive notice as a shareholder for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Purchase Warrants and their exercise, any of the events described in Section 8.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least fifteen days prior to the date fixed as a record date or the date of closing the transfer books (the “Notice Date”) for the determination of the shareholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be. Notwithstanding the foregoing, the Company shall deliver to each Holder a copy of each notice given to the other shareholders of the Company at the same time and in the same manner that such notice is given to the shareholders.

8.2 Events Requiring Notice. The Company shall be required to give the notice described in this Section 8 upon one or more of the following events: (i) if the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, (ii) the Company shall offer to all the holders of its Common Stock any additional shares of the Company or securities convertible into or exchangeable for shares of the Company, or any option, right or warrant to subscribe therefor, or (iii) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or share reconstruction or amalgamation) or a sale of all or substantially all of its property, assets and business shall be proposed.

8.3 Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 6 hereof, send notice to the Holders of such event and change (“Price Notice”). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company’s Chief Financial Officer.

8.4 Transmittal of Notices. All notices, requests, consents and other communications under this Purchase Warrant shall be in writing and shall be deemed to have been duly made if made in accordance with the notice provisions of the Underwriting Agreement to the addresses and contact information for the Holder appearing on the books and records of the Company.

If to the Holder, then to:

Alexander Capital, L.P.

17 State Street, 5th Floor

New York, New York 10004

Attn.: Jonathan Gazdak - Managing Director - Head of Investment Banking

E-mail: jgazdak@alexandercapitallp.com

With a copy to:

Carmel, Milazzo & Feil LLP

55 West 39th Street, 18th Floor

New York, New York 10018

Attention: Ross Carmel, Esq.

Email: rcarmel@cmfllp.com

If to the Company:

ADAMAS ONE CORP.

17767 N. Perimeter Dr., Ste B115

Scottsdale, Arizona 85255

Attn: Mr. John Grdina, Chief Executive Officer

Email: jayg@adamasone.com

With a copy to:

Greenberg Traurig, LLP

18565 Jamboree Road

Suite 500

Irvine, California 92612

Attn: Raymond A. Lee, Esq.

Email: LeeR@gtlaw.com

9. Miscellaneous.

9.1 Amendments. The Company and the Underwriter may from time to time supplement or amend this Purchase Warrant without the approval of any of the Holders in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and the Underwriter may deem necessary or desirable and that the Company and the Underwriter deem shall not adversely affect the interest of the Holders. All other modifications or amendments shall require the written consent of and be signed by the party against whom enforcement of the modification or amendment is sought.

9.2 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Purchase Warrant.

9.3 Entire Agreement. This Purchase Warrant (together with the other agreements and documents being delivered pursuant to or in connection with this Purchase Warrant) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

9.4 Binding Effect. This Purchase Warrant shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their permitted assignees, respective successors, legal representative and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Purchase Warrant or any provisions herein contained.

9.5 Governing Law; Submission to Jurisdiction; Trial by Jury. This Purchase Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Purchase Warrant shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company and the Holder agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Holder hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

9.6 Waiver, etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Purchase Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Purchase Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Purchase Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Purchase Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

9.7 Exchange Agreement. As a condition of the Holder’s receipt and acceptance of this Purchase Warrant, Holder agrees that, at any time prior to the complete exercise of this Purchase Warrant by Holder, if the Company and the Underwriter enter into an agreement (“Exchange Agreement”) pursuant to which they agree that all outstanding Purchase Warrants will be exchanged for securities or cash or a combination of both, then Holder shall agree to such exchange and become a party to the Exchange Agreement.

9.8 Execution in Counterparts. This Purchase Warrant may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Such counterparts may be delivered by facsimile transmission or other electronic transmission.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company has caused this Purchase Warrant to be signed by its duly authorized officer as of the 9th day of December , 2022.

ADAMAS ONE CORP.

By:
Name:	John Grdina
Title:	President

EXHIBIT A

Form to be used to exercise Purchase Warrant:

Date: __________, 20___

The undersigned hereby elects irrevocably to exercise the Purchase Warrant for ______ shares of Common Stock of ADAMAS ONE CORP. (the “Company”) and hereby makes payment of $____ (at the rate of $____ per share of Common Stock) in payment of the Exercise Price pursuant thereto. Please issue the Common Stock as to which this Purchase Warrant is exercised in accordance with the instructions given below and, if applicable, a new Purchase Warrant representing the number of shares of Common Stock for which this Purchase Warrant has not been exercised.

or

The undersigned hereby elects irrevocably to convert its right to purchase ___ Common Stock under the Purchase Warrant for ______ Common Stock, as determined in accordance with the following formula:

	X	=	Y(A-B)
B
Where,	X	=	The number of shares of Common Stock to be issued to Holder;
	Y	=	The number of shares of Common Stock for which the Purchase Warrant is being exercised;
	A	=	The fair market value of one share of Common Stock which is equal to $_____; and
	B	=	The Exercise Price which is equal to $______ per share of Common Stock

The undersigned agrees and acknowledges that the calculation set forth above is subject to confirmation by the Company and any disagreement with respect to the calculation shall be resolved by the Company in its sole discretion.

Please issue the Common Stock as to which this Purchase Warrant is exercised in accordance with the instructions given below and, if applicable, a new Purchase Warrant representing the number of shares of Common Stock for which this Purchase Warrant has not been converted.

Signature: _____________________________________________

Signature Guaranteed

INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name:_______________________________________________________

(Print in Block Letters)

Address: _____________________________________________________

NOTICE: The signature to this form must correspond with the name as written upon the face of the Purchase Warrant without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

EXHIBIT B

Form to be used to assign Purchase Warrant: ASSIGNMENT

(To be executed by the registered Holder to effect a transfer of the within Purchase Warrant):

FOR VALUE RECEIVED, _______________________________ does hereby sell, assign and transfer unto the right to purchase __________  shares of Common Stock, ADAMAS ONE CORP. a Nevada corporation (the “Company”), evidenced by the Purchase Warrant and does hereby authorize the Company to transfer such right on the books of the Company.

Dated:______, 20____

Signature: _______________________________________

Signature Guaranteed

NOTICE: The signature to this form must correspond with the name as written upon the face of the within Purchase Warrant without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

EXHIBIT B

Form of Lock-Up Agreement

Lock-Up Agreement

for Officers, Directors

and 5% or Greater Shareholders

[●], 202[●]

Alexander Capital, L.P.

45 Broadway, 2nd Floor

New York, NY 10006

Attention: Mr. Christopher Carlin

The undersigned, an officer, director and/or holder of common stock (the “Common Stock”), or rights to acquire shares of Common Stock (the “Shares”), of Adamas One Corp., a Nevada corporation (the “Company”), understands that you are the representative (the “Representative”) of the several underwriters, if any (collectively, the “Underwriters”), named or to be named in the final form of Schedule I to the underwriting agreement (the “Underwriting Agreement”) to be entered into among the Underwriters and the Company, providing for the public offering (the “Public Offering”) of securities of the Company (the “Securities”) pursuant to a registration statement filed or to be filed (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to enter into the Underwriting Agreement and to proceed with the Public Offering of the Securities, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees, for the benefit of the Company, the Representative and the other Underwriters that, without the prior written consent of the Representative, the undersigned will not, during the period commencing on the date of this Lock-Up Agreement and continuing and including the date that is one hundred eighty (180) days after the closing of the Public Offering (the “Lock-Up Period”), directly or indirectly, unless otherwise provided herein, (a) offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, encumber, assign, borrow or otherwise dispose of (each a “Transfer”) any Relevant Security (as defined below) or otherwise publicly disclose the intention to do so, or (b) establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to any Relevant Security (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder) with respect to any Relevant Security or otherwise enter into any swap, derivative or other transaction or arrangement that Transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by the delivery of Relevant Securities, other securities, cash or other consideration, or otherwise publicly disclose the intention to do so. As used herein, the term “Relevant Security” means any Share, any warrant to purchase Shares or any other security of the Company or any other entity that is convertible into, or exercisable or exchangeable for, Shares or any other equity security of the Company, in each case owned beneficially or otherwise by the undersigned on the date of closing of the Public Offering or acquired by the undersigned during the Lock-Up Period.

The restrictions in the foregoing paragraph shall not apply to: (a) any exercise (including a cashless exercise or broker-assisted exercise and payment of tax obligations) of options or warrants to purchase Shares; provided that any Shares received upon such exercise, conversion or exchange will be subject to the Lock-Up Period, (b) any establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Shares (a “Trading Plan”); provided that: (i) the Trading Plan shall not provide for or permit any transfers, sales or other dispositions of Shares during the Lock-Up Period, and (ii) the Trading Plan would not require any filing under Section 16(a) of the Exchange Act and no such filing is voluntarily made, or (c) any transfer of Shares acquired in open market transactions following the closing of the Public Offering, provided the transfer would not require any filing under Section 16(a) of the Exchange Act and no such filing is voluntarily made.

In addition, the undersigned further agrees that, except for the Registration Statement, during the Lock-Up Period, the undersigned will not, without the prior written consent of the Representative: (a) file or participate in the filing with the SEC of any registration statement or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document, in each case with respect to any proposed offering or sale of a Relevant Security beneficially owned by the undersigned, or (b) exercise any rights the undersigned may have to require registration with the SEC of any proposed offering or sale of a Relevant Security beneficially owned by the undersigned.

In furtherance of the undersigned’s obligations hereunder, the undersigned hereby authorizes the Company during the Lock-Up Period to cause the transfer agent for the Relevant Securities to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Relevant Securities for which the undersigned is the record owner and the transfer of which would be a violation of this Lock-Up Agreement and, in the case of Relevant Securities for which the undersigned is the beneficial but not the record owner, agrees that during the Lock-Up Period it will use its reasonable best efforts to cause the record owner to authorize the Company to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Relevant Securities to the extent such transfer would be a violation of this Lock-Up Agreement.

Notwithstanding the foregoing or anything contained herein to the contrary, the undersigned may transfer the undersigned’s Relevant Securities:

(i)	as a bona fide gift or gifts;

(ii)	to any trust, partnership, limited liability company or other legal entity commonly used for estate planning purposes which is established for the direct or indirect benefit of the undersigned or a member or members of the immediate family of the undersigned;

(iii)	if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (1) to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect Affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of the undersigned, (2) to limited partners, limited liability company members or stockholders of the undersigned or holders of similar equity interests in the undersigned, or (3) in connection with a sale, merger or transfer of all or substantially all of the assets of the undersigned or any other change of control of the undersigned, not undertaken for the purpose of avoiding the restrictions imposed by this Lock-Up Agreement;

(iv)	if the undersigned is a trust, to the beneficiary of such trust;

(v)	by testate or intestate succession;

(vi)	by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement;

(vii)	pursuant to the Underwriting Agreement; or

(viii)	to the Company solely in an amount necessary to satisfy tax obligations (withholding or otherwise) in connection with any grant of restricted Shares, exercise or vesting of options or warrants to purchase Shares;

provided, in the case of clauses (i)-(vi), that (A) such transfer shall not involve a disposition for value, (B) the transferee agrees in writing with the Underwriters and the Company to be bound by the terms of this Lock-Up

Agreement, and (C) such transfer would not require any filing under Section 16(a) of the Exchange Act and no such filing is voluntarily made.

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

If (x) during the last 17 days of the lock-up period, the Company issues an earnings release or other press release of material information or a material event relating to the Company occurs or (y) prior to the expiration of the lock-up period, the Company announces that it will release its earnings results during the 16-day period beginning on the last day of the restricted period, the lock-up period shall be extended by, and the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of, the 18-day period beginning on the issuance of the earnings or other press release or the occurrence of the material event. If the lock-up period is so extended, the undersigned shall not engage in any transaction that may be restricted by this Lock-Up Agreement during the extended lock-up period unless the undersigned requests and receives prior written confirmation from the Representative or the Company that the restrictions imposed by this Lock-Up Agreement have expired.

If the undersigned is an officer or director of the Company, (i) the Representative agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Representative will notify the Company of the impending release or waiver and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representative hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned, whether or not participating in the Public Offering, understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Lock-Up Agreement.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, the undersigned shall be released from all obligations under this Lock-Up Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that this Lock-Up Agreement has been duly authorized (if the undersigned is not a natural person) and constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date of this Lock-Up Agreement.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof. Delivery of a signed copy of this Lock-Up Agreement by facsimile or e-mail/.pdf transmission shall be effective as the delivery of the original hereof.

[SIGNATURE PAGE FOLLOWS]

EXHIBIT C

Form of Press Release

ADAMAS ONE CORP.

[●], 202[●]

ADAMAS ONE CORP. (the “Company”) announced today that Alexander Capital, L.P., acting as representative for the underwriters in the Company’s recent public offering of [●] of the Company’s Common Stock, is [waiving] [releasing] a lock-up restriction with respect to [●] shares of Common Stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [●], 20[●], and the securities may be sold on or after such date.

This press release is not an offer or sale of the securities in the United States or in any other jurisdiction where such offer or sale is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act of 1933, as amended.

EXHIBIT D

Form of Opinion of Greenberg Traurig, LLP

EXHIBIT E

Form of “10b-5” Statement of Greenberg Traurig, LLP

(Included in Exhibit D)